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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------


                                    Form 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

    American Express                              American Express Receivables
     Centurion Bank                                  Financing Corporation

              (as Originators of the American Express Master Trust)
              -----------------------------------------------------
      (Exact name of registrants as specified in their respective charter)
                                  on behalf of
                          American Express Master Trust


         Utah                                                 Delaware
 ---------------------                                 ----------------------
(State of incorporation                               (State of incorporation
    or organization)                                      or organization)

      11-2869526                                             13-3632012
 ---------------------                                 ----------------------
   (I.R.S. Employer                                       (I.R.S. Employer
  Identification No.)                                    Identification No.)

                                                           40 Wall Street
6985 Union Park Center                                   Mail Stop 10-19-06
    Midvale, Utah                                        New York, New York
---------------------                                  -----------------------
 (Address of principal                                 (Address of principal
  executive offices)                                     executive offices)


        84047                                                   10005
     -----------                                             -----------
      (Zip Code)                                             (Zip Code)


        Securities to be registered pursuant to Section 12(b) of the Act:
                                      None

        Securities to be registered pursuant to Section 12(g) of the Act:

                          American Express Master Trust
          Class A Series 2001-1 Floating Rate Asset Backed Certificates
--------------------------------------------------------------------------------
                                (Title of Class)


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Item 1.1 Description of Registrants' Securities to be Registered

         The description of the Class A Series 2001-1 Floating Rate Asset Backed Certificates appears under the captions entitled: "Prospectus Summary"; "Risk Factors"; "Description of the Certificates"; "Certain Legal Aspects of the Receivables"; "Federal Income Tax Consequences"; and "ERISA Considerations" in the Prospectus, dated November 2, 2001, and "Prospectus Supplement Summary" and "Maturity Considerations" in the Series 2001-1 Prospectus Supplement, dated November 2, 2001.


Item 2.  Exhibits

           Exhibit 4.1 Amended and Restated Pooling and Servicing Agreement, dated as of May 1, 1998, as amended (incorporated herein by reference to Registration Statement No. 33-84840 filed on May 13, 1998).

           Exhibit 4.2 Series 2001-1 Supplement, dated as of November 7, 2001, to the Amended and Restated Pooling and Servicing Agreement, dated as of May 1, 1998, as amended (incorporated herein by reference to the Form 8-K filed by the registrants on or about the date hereof).

           Exhibit 4.3 Series 2001-1 Prospectus, dated November 2, 2001, and Prospectus Supplement, dated November 2, 2001 (as filed with the Securities and Exchange Commission on November 5, 2001 pursuant to Rule 424(b)(2) and incorporated herein by reference thereto).

           Exhibit 5.1 Form of specimen of certificate representing the Class A Series 2001-1 Floating Rate Asset Backed Certificates.

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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                           AMERICAN EXPRESS CENTURION BANK


                                           By: /s/ Maureen A. Ryan
                                               ---------------------------
                                           Name:   Maureen A. Ryan
                                           Title:  Assistant Treasurer

                                           AMERICAN EXPRESS RECEIVABLES
                                           FINANCING CORPORATION


                                           By: /s/ John D. Koslow
                                               ---------------------------
                                           Name:   John D. Koslow
                                           Title:  Vice President and Treasurer

Date:   November 7, 2001


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                                INDEX TO EXHIBITS

            Exhibit
             Number                               Exhibit
             ------                               -------

           Exhibit 4.1 Amended and Restated Pooling and Servicing Agreement, dated as of May 1, 1998, as amended (incorporated herein by reference to Registration Statement No. 33-84840 filed on May 13, 1998).

           Exhibit 4.2 Series 2001-1 Supplement, dated as of November 7, 2001, to the Amended and Restated Pooling and Servicing Agreement, dated as of May 1, 1998, as amended (incorporated herein by reference to the Form 8-K filed by the registrants on or about the date hereof).

           Exhibit 4.3 Series 2001-1 Prospectus, dated November 2, 2001, and Prospectus Supplement, dated November 2, 2001 (as filed with the Securities and Exchange Commission on November 5, 2001 pursuant to Rule 424(b)(2) and incorporated herein by reference thereto).

           Exhibit 5.1 Form of specimen of certificate representing the Class A Series 2001-1 Floating Rate Asset Backed Certificates.